Exhibit 3.6

FOURTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 591.

In affirmation thereof, the facts stated above are true.

Dated: June 23, 2022

General Partner:

By ___/s/ Penny Pennington________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Buffington, Sarah Renae	6/1/2022	12555 Manchester Road	St. Louis, MO 63131
Davies, Joseph Pierre	6/1/2022	12555 Manchester Road	St. Louis, MO 63131
Sundararaman, Katherine Hanni	6/1/2022	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Davies Family Revocable Trust	6/1/2022	12555 Manchester Road	St. Louis, MO 63131
Katherine H. Sundararaman Revocable Living Trust	6/1/2022	12555 Manchester Road	St. Louis, MO 63131
Malik, Hasan	6/1/2022	12555 Manchester Road	St. Louis, MO 63131
Ozgenc, Deniz	6/1/2022	12555 Manchester Road	St. Louis, MO 63131
Sarah R. Buffington Living Trust	6/1/2022	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Fourth Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.